UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 3, 2018

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road, Suite 200 Macon, Georgia	31210
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (478) 822-2801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: [ ]

ITEM 7.01    REGULATION FD DISCLOSURE.

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On April 3, 2018, the Company issued a press release announcing that the Board of Directors of Blue Bird Corporation (the “Company”) authorized the conversion of its Series A Convertible Cumulative Preferred Stock, subject to a beneficial ownership limitation prohibiting the Company from effecting a conversion to the extent that the holder of the Preferred Stock would own in excess of 9.99% of the outstanding common stock of the Company after giving effect to the conversion. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 8.01    OTHER EVENTS.

On April 3, 2018, the Company issued a press release announcing that the Board of Directors of the Company authorized the conversion of its Series A Convertible Cumulative Preferred Stock, subject to a beneficial ownership limitation prohibiting the Company from effecting a conversion to the extent that the holder of the Preferred Stock would own in excess of 9.99% of the outstanding common stock of the Company after giving effect to the conversion. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company, dated April 3, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Paul Yousif
Name:	Paul Yousif
Title:	General Counsel and Corporate Treasurer
Dated: April 3, 2018

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company dated April 3, 2018